Exhibit 99
                       MBNA CORPORATION AND SUBSIDIARIES
                             FINANCIAL HIGHLIGHTS
               (dollars in thousands, except per share amounts)

                                                       For the Three Months
                                                          Ended March 31,
                                                        1997          1996
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                                                               (unaudited)
INCOME STATEMENT DATA FOR THE PERIOD:

Net interest income................................ $    180,779  $    151,195
Provision for possible credit losses...............       58,405        49,488
Other operating income.............................      642,620       397,548
Other operating expense............................      559,791       346,532
  Net income(a)....................................      123,942        92,222
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PER COMMON SHARE DATA FOR THE PERIOD(b):

Earnings(c)........................................ $        .34  $        .26
Dividends..........................................          .12           .11
Book value.........................................         4.36          3.47

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RATIOS:

Return on average total assets.....................         2.88%         2.79%
Return on average stockholders' equity.............        29.89         29.85
Average receivables to average deposits............        97.12         92.68
Stockholders' equity to total assets...............         9.37          9.69

Loan Portfolio:
  Delinquency(d)...................................         3.30          3.36
  Net credit losses................................         1.99          2.32

Managed Loans(e):
  Delinquency......................................         4.23          3.85
  Net credit losses................................         3.75          3.28
  Net interest margin(f)...........................         7.54          7.68

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                       MBNA CORPORATION AND SUBSIDIARIES
                             FINANCIAL HIGHLIGHTS
               (dollars in thousands, except per share amounts)

                                                       For the Three Months
                                                          Ended March 31,
                                                        1997          1996
------------------------------------------------------------------------------
                                                           (unaudited)

MANAGED LOAN DATA(e):

At Period End:
  Loans held for securitization.................... $  3,143,495  $  2,418,371
  Loan portfolio...................................    6,819,781     5,249,224
  Securitized loans................................   30,312,516    20,125,383
                                                    ------------  ------------
    Total managed loans............................ $ 40,275,792  $ 27,792,978
                                                    ============  ============

Average:
  Loans held for securitization.................... $  2,842,503  $  3,014,301
  Loan portfolio...................................    7,387,913     5,146,383
  Securitized loans................................   28,948,853    18,850,045
                                                    ------------  ------------
    Total managed loans............................ $ 39,179,269  $ 27,010,729
                                                    ============  ============
For the Period:
  Sales and cash advance volume.................... $ 14,097,427  $  9,455,820

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BALANCE SHEET DATA AT PERIOD END:

Investment securities and money market instruments. $  3,846,509  $  3,073,078
Loans held for securitization......................    3,143,495     2,418,371

Credit card loans..................................    5,210,951     4,322,272
Other consumer loans...............................    1,608,830       926,952
                                                    ------------  ------------
  Total loans......................................    6,819,781     5,249,224
Reserve for possible credit losses.................     (127,828)     (106,904)
                                                    ------------  ------------
  Net loans........................................    6,691,953     5,142,320

Total assets.......................................   18,107,831    13,529,533
Total deposits.....................................   10,908,647     8,983,381
Stockholders' equity...............................    1,695,975     1,310,361
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
                       MBNA CORPORATION AND SUBSIDIARIES
                             FINANCIAL HIGHLIGHTS
               (dollars in thousands, except per share amounts)

                                                       For the Three Months
                                                          Ended March 31,
                                                        1997          1996
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                                                           (unaudited)
AVERAGE BALANCE SHEET DATA:

Investment securities and money market instruments. $  3,384,088  $  2,662,366
Loans held for securitization......................    2,842,503     3,014,301

Credit card loans..................................    5,253,425     4,233,784
Other consumer loans...............................    2,134,488       912,599
                                                    -------------  -----------
  Total loans......................................    7,387,913     5,146,383
Reserve for possible credit losses.................     (119,214)     (106,243)
                                                    ------------   -----------
  Net loans........................................    7,268,699     5,040,140

Total assets.......................................   17,481,967    13,318,150
Total deposits.....................................   10,533,860     8,805,150
Stockholders' equity...............................    1,681,685     1,242,533
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Weighted average common shares outstanding and
 common stock equivalents(000)(b)..................      350,187       344,844
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
NOTES:
(a) Net income for the three months ended March 31, 1996, includes a $32.8 million tax benefit related to deductions for the amortization of Customer-based intangible assets acquired in connection with the 1991 initial public offering of the Corporation's Common Stock, and a charge of $32.8 million ($54.3 million pretax) related to the launch of the MBNA Platinum Plus Visa and MasterCard program.
(b) Per common share data and weighted average common shares outstanding and common stock equivalents have been restated to reflect the three-for-two split of the Corporation's Common Stock, effected in the form of a dividend, issued January 1, 1997, to stockholders of record as of December 16, 1996.
(c) Earnings per common share is computed using net income applicable to common stock and weighted average common shares outstanding (including common stock equivalents).
(d) Loan portfolio delinquency does not include loans held for securitization or securitized loans.
(e) Managed loans include the Corporation's loans portfolio, loans held for securitization, and securitized loans.
(f) Managed net interest margin is presented on a fully taxable equivalent basis.